UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2015

First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Philadelphia Street, Indiana, PA		15701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 349-7220
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On January 28, 2015, First Commonwealth Financial Corporation (the “Company”) issued a press release announcing financial results for the three and twelve month periods ended December 31, 2014. A copy of this press release and the related earnings tables are furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On January 28, 2015, the Company announced a cash dividend of $0.07 per share of the Company’s common stock. The dividend declaration is included in the press release announcing financial results for the three and twelve month periods ended December 31, 2014. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

On January 27, 2015, the Board of Directors of the Company approved a share repurchase program for up to $25 million in shares of the Company’s common stock.  Under this program, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in a manner that is intended to comply with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934. First Commonwealth may suspend or discontinue the program at any time.

Item 9.01	Financial Statements and Exhibits
Exhibits

99.1	Press Release announcing Fourth Quarter and Full-Year 2014 Financial Results and Declaration of Quarterly Dividend.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 28, 2015

FIRST COMMONWEALTH FINANCIAL CORPORATION

By:	/s/ James R. Reske
Name:	James R. Reske
Title:	Executive Vice President and Chief Financial Officer